EXHIBIT 99(j)(2)




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the use in this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A ("Registration Statement") of our reports dated August 30, 2002, June 17, 2003, August 22, 2003 and August 22, 2003,
relating to the financial statements and financial highlights which appear in the July 31, 2002, April 30, 2003, June 30, 2003 and June 30, 2003 Annual
Reports to Shareholders of Great Hall Investment Funds, Inc., RBC Funds, Inc., J&B Funds, and Babson Funds, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors", "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 12, 2004